EXHIBIT 99.1

AVX Corporation Announces Preliminary First Quarter Results

FOUNTAIN INN, S.C. – July 27, 2016 -- AVX Corporation (NYSE: AVX) today reported preliminary unaudited results for the first quarter ended June 30, 2016.

Chief Executive Officer and President, John Sarvis, stated, “We completed the first quarter of our fiscal year with net sales of $314.8 million reflecting an increase over both the previous quarter and the same quarter in the prior year. Our gross profit of $69.9 million, or 22.2%, reflects solid operating performance in an uncertain global economy, but was negatively impacted by intellectual property related costs and recent strengthening of the Japanese yen. These results continue to reflect our focus on value added products for our customers and our focus on cost control. Our optimism about future activity was bolstered by a build in our order backlog during the quarter and increased distribution customer activity. We continue to be optimistic that the continuing evolution of new electronic devices and content will provide growth opportunities during the latter part of the fiscal year as global economic expansion continues.”

For the quarter ended June 30, 2016, net sales were $314.8 million compared to net sales of $300.5 million for the same quarter last year reflecting an improving market for our components and interconnect products.

On a U.S. GAAP basis, unaudited results include net income for the current quarter of $29.9 million, or $0.18 per diluted share, compared to net income of $35.6 million, or $0.21 per diluted share, for the quarter ended June 30, 2015. Non-GAAP net income (excluding special charges) was $32.2 million, or $0.19 per diluted share, for the quarter ended June 30, 2016 compared to non-GAAP net income of $35.6 million, or $0.21 per diluted share, for the quarter ended June 30, 2015. During the current quarter, the pre-tax special charge consisted of a $3.6 million charge ($2.3 million after-tax) related to estimated environmental remediation costs resulting from legacy environmental issues at an inactive property.

Chief Financial Officer, Kurt Cummings, stated, “As a part of our long-term strategy, we continued to foster our financial strength in order to allow flexibility for investments in potential acquisitions, materials, equipment and people to support the long-term growth of the Company. We have cash, cash equivalents and short and long-term investments in securities of approximately $1.1 billion and no debt. We continued to use our resources to provide value to our stockholders during the quarter by paying $17.6 million in dividends to stockholders and using $1.6 million to repurchase shares of AVX stock on the open market.”

AVX, headquartered in Fountain Inn, South Carolina, is a leading manufacturer and supplier of a broad line of passive electronic components and related products.

Please visit our website at www.avx.com.

AVX CORPORATION

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended
	June 30,
	2015	2016
Net sales	$300,516	$314,823
Cost of sales	223,342	244,960
Gross profit	77,174	69,863
Selling, general & admin. expense	28,508	31,477
Environmental charge	-	3,600
Profit from operations	48,666	34,786
Other income, net	1,516	5,065
Income before income taxes	50,182	39,851
Provision for taxes	14,553	9,962
Net income	$35,629	$29,889

Basic income per share	$0.21	$0.18
Diluted income per share	$0.21	$0.18

Weighted average common shares outstanding:
Basic	168,091	167,455
Diluted	168,372	167,639

AVX CORPORATION

GAAP to Non-GAAP Reconciliation

(unaudited)

(in thousands, except per share data)

Three Months Ended June 30,
	2015	2016
Including special charges (GAAP)
Net sales	$ 300,516	$ 314,823

Net income	$ 35,629	$ 29,889
Diluted income per share	$ 0.21	$ 0.18

Excluding special charges (Non-GAAP)
Special charges after-tax
Environmental charge	$ -	$ 2,340
Net income	$ 35,629	$ 32,229
Diluted income per share	$ 0.21	$ 0.19

In order to better understand the Company’s short-term and long-term financial trends, investors may find it helpful to consider results excluding special charges. The resulting non-GAAP financial measure provides additional information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and may be of assistance for period-over-period comparisons of such operations. Management considers the exclusion of such charges as part of its evaluation of the operating performance of the Company. Investors should consider the non-GAAP measure as a supplement to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, the non-GAAP financial measure may not be similarly titled to or calculated in a manner consistent with non-GAAP information presented by other companies.  Detail of the Company’s non-GAAP net income is provided in the table above.

AVX CORPORATION

Consolidated Condensed Balance Sheets

(unaudited)

(in thousands)

	March 31,	June 30,
	2016	2016
Assets
Cash and cash equivalents	$454,208	$483,349
Short-term investments in securities	494,594	574,907
Accounts receivable, net	168,672	170,511
Inventories	484,268	484,042
Other current assets	85,149	64,110
Total current assets	1,686,891	1,776,919
Long-term investments in securities	85,577	10,463
Property, plant and equipment, net	217,998	224,803
Goodwill and other intangibles	270,605	269,347
Other assets	148,748	140,064

TOTAL ASSETS	$2,409,819	$2,421,596

Liabilities and Stockholders' Equity
Accounts payable	$78,168	$83,992
Income taxes payable and accrued expenses	102,134	101,751
Total current liabilities	180,302	185,743
Other liabilities	52,411	49,952

TOTAL LIABILITIES	232,713	235,695

TOTAL STOCKHOLDERS' EQUITY	2,177,106	2,185,901

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,409,819	$2,421,596

This Press Release contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this Press Release are forward-looking. The forward-looking information may include, among other information, statements concerning our outlook for fiscal year 2017, overall volume and pricing trends, potential for future growth, cost reduction and acquisition strategies and their anticipated results, expectations for research and development, and capital expenditures. There may also be other statements of expectations, beliefs, outlook, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect management's expectations and are inherently uncertain. The forward-looking information and statements in this Press Release are subject to risks and uncertainties, including those discussed in our Annual Report on Form 10-K for fiscal year ended March 31, 2016, that could cause actual results to differ materially from those expressed in or implied by the information or statements herein. Forward-looking statements should be read in context with, and with the understanding of, the various other disclosures concerning the Company and its business made elsewhere in this Press Release as well as other public reports filed by the Company with the SEC. You should not place undue reliance on any forward-looking statements as a prediction of actual results or developments.

Any forward-looking statements by the Company are intended to speak as of the date thereof. We do not intend to update or revise any forward-looking statement contained in this Press Release to reflect new events or circumstances unless and to the extent required by applicable law. All forward-looking statements contained in this Press Release constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934 and, to the extent it may be applicable by way of incorporation of statements contained in this Press Release by reference or otherwise, Section 27A of the United States Securities Act of 1933, each of which establishes a safe-harbor from private actions for forward-looking statements as defined in those statutes.

Contact:

AVX Corporation, Fountain Inn

Kurt Cummings

864-967-9303

investor.relations@avx.com